UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2015

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information

Item 2.02	Results of Operations and Financial Condition.

On November 17, 2015, the Mohegan Tribal Gaming Authority (the “Authority”) issued a press release announcing the preliminary operating results for its fourth quarter ended September 30, 2015. A copy of this press release is attached hereto as Exhibit 99.1. The press release and related information also may be found on the Authority’s website at www.mtga.com, under “Investor Relations/Financial News.”

The unaudited preliminary operating results for the quarter ended September 30, 2015 included in Exhibit 99.1, attached hereto, have been prepared by, and are the responsibility of, the Authority’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to this information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. This information, while based on the Authority’s good faith expectations as of the date of this Current Report based on a preliminary analysis, is not final and may change as the Authority continues its analysis.

The information in this Item, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Current Report:

99.1 Press Release of the Mohegan Tribal Gaming Authority, dated November 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: November 17, 2015	By:	/s/ Kevin P. Brown
Kevin P. Brown
Chairman, Management Board